UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

Anasazi Capital Corp.
(Exact name of Registrant as Specified in its Charter)

Florida	0-52202	20-5223382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

513 Vintage Way
Brandon, Florida 33511
(Address of Principal Executive Offices including Zip Code)

(813) 765-1966
(Registrant’s Telephone Number, including Area Code)

_________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 14, 2009, Anasazi Capital Corp. (“ACP”, “our”,  “us”, or “we”) entered into an Exclusive License Agreement (the “License Agreement”) with Global Technologies Group, Inc., the licensor, which granted an exclusive sublicense to ACP for Brownfields and redevelopment properties located in Mexico, which utilize the patented Molecular Bonding System (“MBS”), for $1,250,000, or other consideration of equal value acceptable to Global Technologies Group, Inc. and annual royalty payments in the amount of $150,000 thereafter.  MBS technology is a patented soil remediation technology to convert contaminated soil into an insoluble, stable, non-hazardous metal sulfide, together with any improvement, enhancement or expansion of such long term heavy metal soil remediation process.

A copy of the License Agreement is set forth Exhibit 10.1 attached hereto and incorporated by this reference.

Item 8.01                       Other Events.

Business Description

We were incorporated under the name Anasazi Capital Corp., on July 17, 2006, with no business operations other than to effect a merger, exchange of capital stock, asset acquisition or other similar business combination.  We, therefore, were characterized as a “shell” corporation.  On September 14, 2009, we executed the License Agreement, and, concurrently with such execution, we changed our business operations to remediating Brownfields and redevelopment properties located in Mexico, which utilizes MBS technology, a patented soil remediation technology to convert contaminated soil into an insoluble, stable, non-hazardous metal sulfide, together with any improvement, enhancement or expansion of such long term heavy metal soil remediation process.  As consideration for the license, ACP agreed to pay Global Technologies Group, Inc., the licensor, $1,250,000 or other consideration of equal value acceptable to Global Technologies Group, Inc. and annual royalty payments in the amount of $150,000 thereafter.

Business

We intend to market exclusively to third parties owning property in Mexico, including cities, towns, states and the federal government of Mexico. We hope to assist in the redevelopment of properties under their jurisdiction with the MBS technology for heavy metal remediation. MBS renders metal-contaminated soil inert and has passed the United States EPA Multiple Extraction Procedure 1,000 year test, showing that the technology permanently stops heavy metals, such as lead, arsenic and cadmium, from leaching into the environment, including rivers, marshes and streams. This system is especially suited for on-site remediation, eliminating the traditionally more expensive transportation of contaminated soils to off-site locations. MBS technology has been applied to major projects both in the U.S. and abroad, including the Ocean State Steel property in East Providence, Rhode Island, which received the “Brownfield’s Project of the Year” Award from the Environmental Business Council of New England and the Syndial site in Ravenna, Italy.  Global Technologies Group, Inc. has agreed to provide all technical support at no cost to us for any project upon our identifying a specific project for remediation.

The MBS technology is a product of U.S patents developed, filed and issued to Solucorp Industries, Ltd., U.S. Patent numbers 5,898,093 and 5,877,393. Global Technologies Group, Inc. has an exclusive license from Solucorp Industries, Ltd. for North, Central, South America, Canada and Russia for Brownfield and Redevelopment properties which was purchased by and issued to Global Technologies Group, Inc. on October 20, 2008.

Management

Joel Edelson has served as our President, Secretary and Treasurer and sole Director of ACP since September 10, 2009. Mr. Edelson is 52 years old.  Commencing in  June 2000, Mr. Edelson worked for UTEK Corporation, an international technology transfer and intellectual property licensing firm, and from September 2006 until January 2009, served as its vice president – technology licensing. From October 1989 until March 2000, Mr. Edelson served as territory and field account manager for PSS World Medical, Inc., a national physician supply company.  Mr. Edelson graduated from University of Florida in 1980 with a Bachelor’s of Science degree.  There is currently no employment agreement or any other form of compensation agreement or arrangement between us and Joel Edelson.

Item 9.01                      Exhibits.

The following Exhibits are filed herein:

Exhibits

Exhibit 10.1	Exclusive License Agreement dated September 14, 2009 by and between Anasazi Capital Corp. and Global Technologies Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANASAZI CAPITAL CORP. (Registrant)

Dated: September 18, 2009	By:	/s/ Joel Edelson
Joel Edelson
President, Secretary and Treasurer

Index to Exhibits

Anasazi Capital Corp.

Exhibit 10.1	Exclusive License Agreement dated September 14, 2009 by and between Anasazi Capital Corp. and Global Technologies Group, Inc.